 Amendment
To the Underwriting Agreement
Dated January 1, 2007
By and between California Investment Trust and
RFS Partners (as amended through the date hereof, the “Agreement”)

THIS AMENDMENT is made as of November 10, 2011 (the “Amendment”) by and between the California Investment Trust (the “Trust”), on behalf of each of the series thereof (the “Funds”), and RFS Partners (“Distributor” and together with the Funds, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties are party to the Agreement;

WHEREAS, each of the Funds is a registered open-end management investment company as defined under Investment Company Act of 1940;

WHEREAS, RFS is the principal underwriter of each of the Funds pursuant to the Agreement, is a limited purpose broker/dealer, and has no broker/dealer customers other than Shareholders (as hereinafter defined) in the Funds,;

WHEREAS, each of the Trust and Distributor are subject to the AML Regime (as hereinafter defined);

WHEREAS, Distributor and the Trust desire to designate the responsible party, for purposes of performing customer identification duties required under the AML Regime, with respect to Shareholders (as hereinafter defined) of the Funds who are customers of the Funds;

WHEREAS, the Parties wish to amend the Agreement to formally document such designation under and pursuant to the terms hereof.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.            Definitions.

Whenever used in this Amendment, unless the context otherwise requires, the following words shall have the meanings set forth below, and the Agreement shall be deemed to be amended in order to add such definitions thereto, mutatis mutandis:

“AML Services” means the activities required to be undertaken pursuant to the AML Regime, with respect to beneficial owners of shares of the Funds (“Shareholders”).

“AML Regime” means the anti-money laundering compliance program requirements of 31 U.S.C. §5318(h) and other applicable U.S. anti-money laundering laws, rules and regulations, including, without limitation, the Bank Secrecy Act, its implementing regulations and the USA PATRIOT Act.

“AML Program” means an anti-money laundering program designed, adopted and operated in accordance with the provisions of the AML Regime.

2.            Representations and Warranties. Each party hereby represents and warrants to the other with respect to this Amendment, which representations and warranties shall be deemed to be continuing, that:

(i)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Amendment and to perform its obligations hereunder;

(ii)	This Amendment has been duly authorized, executed and delivered by such party in accordance with all requisite action and constitutes a valid and legally binding obligation of such party, enforceable in accordance with its terms;

(iii)	It is conducting its business in material compliance with all applicable laws and regulations, has made and will continue to make all necessary filings including tax filings, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its organizational documents nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property that would prohibit its execution or performance of this Amendment;

(iv)	It has, in light of the services to be provided by it hereunder, and with due regard for its obligations hereunder, insurance coverage in such amounts, with such carriers and insuring against such losses, as is commercially reasonable under all of the circumstances, and will, upon request, provide evidence of the same to the other Party hereto.

3.	Amendments to the Agreement.

(a)	The Agreement is hereby amended, by adding thereto, a new sub-section 18, as follows:

18.          Anti-Money Laundering.

(a)          The Funds shall perform, or cause a delegate to perform, all AML Services in accordance with the Trust’s (or such Trust delegate’s) AML Program. The Trust shall certify annually, or will cause their delegate to certify annually, no later than the anniversary date of this Agreement or such other date as shall be mutually agreed upon by the parties, that (i) it has implemented an AML Program and (ii) it is performing, and will continue to perform, the AML Services in accordance with such AML Program.

(b)          The Trust represents and warrants that:

(i)	It is regulated by a federal functional regulator (as that term is defined in applicable provisions of the AML Regime);

(ii)	It is subject to, and required to comply with, the AML Regime;

(iii)	It has adopted an AML Program; and

(iv)	It will certify annually, or will cause its delegate to certify annually, that it has implemented an AML Program and is performing the AML Services in accordance with such AML Program.

4.	Amendment.

This Amendment may not be amended or modified in any manner except by a written agreement executed by the Parties.

5.	Assignment.

This Amendment shall extend to and shall be binding upon the Parties, and their respective successors and assigns; provided, however, that this Amendment shall not be assignable by any Party without written consent of the other Parties.

6.	Governing Law

This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Colorado.

7.	Severability.

In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

8.	No Other Amendments.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.

9.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused the foregoing instrument to be executed by their duly authorized officers as of the day and year first above written.

California Investment Trust:

By:
Name: Stephen C. Rogers
Title: President

RFS Partners, Inc.:

By:
Name: Stephen C. Rogers
Title: President

SHELTON CAPITAL TRUST
44 Montgomery Street, Suite 2100
San Francisco, California 94104

Date: June 13, 2011

RFS Partners

44 Montgomery Street, Suite 2100
San Francisco, California 94104

Re:	Underwriting Agreement

Ladies and Gentlemen:

We are a Massachusetts business trust operating as an open-end management investment company (hereinafter referred to as the “Trust”). As such, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”). Each series of shares of beneficial interest (each, a “Fund” and collectively, the “Funds”) authorized for issuance by the Trust are listed in Appendix “A” hereto, as such Appendix may be amended from time to time. Each series constitutes a distinct and separate investment portfolio for shareholders of such shares. The terms of this Agreement shall apply equal force to each Fund. We desire to offer and sell shares of beneficial interest of the Funds (the “Shares”) to the public in accordance with the applicable federal and state securities laws.

A registration statement on Form N-1A (as amended from time to time, the “Registration Statement”) has been filed with the Securities and Exchange Commission (“SEC”) with respect to the Shares we currently desire to be offered and sold, and we will advise you when such Registration Statement with respect to such Shares has been declared effective under the 1933 Act by the SEC. The Registration Statement contains forms of a prospectus and a statement of additional information which, in the forms such documents have been or will be filed with the SEC pursuant to Rule 497 under the 1933 Act, are referred to herein as the “Prospectus” and the “Statement of Additional Information.” The Prospectus and Statement of Additional Information for each Fund are intended to be the primary documents used in the offer and sale of Shares of such Fund.

You have informed us that your company is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and that your company is a member of the Financial Industry Regulatory Authority. You have indicated your desire to act as the principal underwriter of and non-exclusive selling agent and distributor for Shares of the Funds. We have been authorized to execute and deliver this Agreement to you on behalf of each Fund by our Board of Trustees, given at a meeting at which a majority of the Trustees, including a majority of the Trustees who are not otherwise interested persons of the Trust and who are not interested persons of your company, were present and voted in favor of approving this agreement.

1.          Appointment of Underwriter. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as principal underwriter and nonexclusive sales agent and distributor for the Shares of each Fund and agree that we will deliver such Shares as you may sell. You agree to use your best efforts to promote the sale of Shares of the Fund, but are not obligated to sell any specific number of Shares.

2.          Independent Contractor. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts, except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute through dealers (pursuant to the Master Selling Group Agreement attached hereto as Exhibit A), your own sales representatives or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares of the Fund on our behalf or otherwise act as our agent for any purpose.

3.          Public Offering Price. The Shares of each Fund shall be offered for sale to the public at (i) a price equivalent to their respective net asset value per share (without sales load), or (ii) at a public offering price that includes the applicable sales load, if any, as set forth in the then-current Prospectus of such Fund. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares, which shall be determined and become effective as of the close of business on the New York Stock Exchange on that day, as set forth in the then-current Prospectus of the Fund. The net asset value so determined shall apply to all orders for the purchase of our Shares received by dealers and you prior to such determination, and you are authorized as our agent to accept orders and confirm sales at such net asset value, provided that such dealers notify you of the time when they received the particular order and that the order is placed with you prior to your close of business on the day on which the applicable net asset value is determined. To the extent that the transfer agent or custodian for the Fund (the “Agent”) receives payments on behalf of investors, such Agent shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value and public offering price shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and the Agent of the effective net asset value as received from us. Should we at any time calculate the net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

4.          Sales Commission. The Trust currently intends to offer Shares at net asset value and without any sales load. In the event that the Prospectus for a Fund provides for a sales load, however, you shall be entitled to charge a sales commission on the sale of the Shares of each Fund in the amount set forth in the then-current effective Prospectus for such Fund. Such commission (subject to any quantity or other discounts or eliminations of commission as set forth in the Fund’s then current Prospectus) shall be an amount mutually agreed upon between us and equal to the difference between the net asset value and the public offering price of the Shares. You may allow such sub-agents or dealers such commissions or discounts, including payments exceeding the total sales commission, as you shall deem advisable, so long as any such commissions or discounts are set forth in the then-current Prospectus of the Fund to the extent required by all applicable securities laws.

5.            Payment for Shares. At or prior to the time of delivery of any of the Shares, you will pay or cause to be paid to the Fund’s custodian, for the applicable Fund’s account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for Shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such Shares when received by you from purchasers.

6.            Transfer Agent Registration of Shares. No Shares of the Fund shall be registered on the books of the Fund until (i) receipt by us of your written request therefor; (ii) receipt by the Fund’s Transfer Agent of a certificate signed by an officer of the Trust stating the amount to be received therefor; and (iii) receipt by the Fund’s custodian of payment of that amount. We will provide for the recording of all Shares purchased in uncertificated form in “book accounts.” Share certificates will be issued only upon specific request.

7.            Blue Sky and Federal Registration of Shares. We shall be responsible for registering and/or qualifying the Shares of the Funds for sale in such states and in such amounts as we shall mutually agree upon and for maintaining such registrations and/or qualifications. We shall also be responsible for registering the Shares of the Funds with the Securities and Exchange Commission. We shall notify you of the states in which the Shares are registered and/or qualified for sale, and we shall promptly notify you of any suspension or limitation on such registration and/or qualification. You agree to sell Shares only in such states where we have notified you that the Shares are registered and/or qualified for sale, and then only in such amounts as we have notified you may be sold in such states; provided, however, that at your own risk, you may sell Shares in any jurisdiction pursuant to a valid exemption for or exception to the applicable registration or qualification requirements.

8.            Purchases for Your Own Account. You shall not purchase Shares for your own account for purposes of resale to the public, but you may purchase Shares for your own investment account upon your prior written assurance to us that the purchase is for investment purposes only and that the Shares will not be resold except by us through redemption.

9.            Allocation of Expenses.

(a)	We will pay the expenses:

(i)	Of the preparation of our audited and certified financial statements to be included in any amendments to our Registration Statement under the 1933 Act, including the Prospectus and Statement of Additional Information of the Fund included therein (“Amendments”);

(ii)	Of the preparation, including legal fees and the setting of type, and the printing of all Amendments or supplements to the Registration Statement filed with the Securities and Exchange Commission, including the copies of the Fund’s Prospectuses naming you as principal underwriter, and the Statement of Additional Information included in the Amendments or supplements thereto; provided, however, that we will not pay for any expenses of any Amendments or supplements necessitated by your (including your “affiliates”) activities, or related to your activities, where such Amendments or supplements result in expenses which we would not otherwise have incurred;

(iii)	Of the preparation, printing, and distribution of any reports or communications to existing shareholders of the Funds, including Prospectuses and Statements of Additional Information;

(iv)	Of filing and other fees to federal, state or other securities regulatory authorities necessary to register and maintain registration of the Shares; and

(v)	Of the Transfer Agent(s) for the Funds, including all costs and expenses in connection with the issuance, transfer and registration of the Shares, including but not limited to any taxes and other governmental charges in connection therewith.

(b)	You will pay or be responsible for the expenses:

(i)	Described in the proviso at the end of subparagraph (a) (ii) above;

(ii)	Of printing additional copies for use by you as sales literature or in marketing of Prospectuses, Statements of Additional Information, reports or other communications that we have prepared for distribution to our existing shareholders; and

(iii)	Incurred by you in advertising, promoting and selling the Shares to the public, including the costs of materials.

10.          Furnishing of Information. We will furnish to you such information with respect to the Fund and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify the Shares for sale to the public under the securities laws of jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and, from time to time, with such additional information regarding our financial condition as you may reasonably request.

We undertake to furnish to you, or cause to be furnished to you, as many copies of each Fund’s current Prospectus, Statement of Additional Information, and Annual and Semi-Annual Reports to Shareholders as you shall reasonably request, subject to your obligation set forth in 9(b)(ii) above, with respect to the expense of sales literature and marketing material. We hereby warrant that each such Prospectus, Statement of Additional Information, and Annual and Semi-Annual Report to Shareholders will be current, accurate and complete in all material respects at the time we provide it to you or cause it to be provided to you, and that any supplements or Amendments thereto will be promptly furnished to you. You agree that, in distributing a Fund’s Shares, you will use only the most current versions of the Prospectus and Statement of Additional Information, and the most current Annual and Semi-Annual Reports to Shareholders, each as supplied, supplemented, or revised by us.

11.          Marketing Materials. Other than each Fund’s current Prospectus, Statement of Additional Information, and Annual and Semi-Annual Report to Shareholders naming you as principal underwriter, you will not issue any advertising, sales, or marketing material or statements, or disseminate to the public any information whatsoever about the Funds, without our prior approval. You acknowledge that all advertising, sales, and marketing materials or other statements about the Funds that are disseminated to the public must conform to the requirements of all applicable securities laws and regulations, and must be filed, where necessary, with the appropriate regulatory authorities. You agree to furnish us on a timely basis with copies of all such material prior to use, and no such material may be used prior to our review.

12.          Conduct of Business. You shall comply with the applicable securities laws and regulations of the jurisdiction where the Shares are offered for sale, and conduct your affairs with us and with dealers, brokers or investors in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

13.          Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering and sale of their shares.

14.          Term of Agreement. This Agreement shall become effective as of the effective date of the Trust’s Registration Statement on Form N-1A and shall remain in effect for a period of two years from such effective date. This Agreement shall continue thereafter for periods not exceeding one year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

This Agreement: (i) may at any time be terminated without the payment of any penalty by vote of the Trustees of the Trust on sixty (60) days’ prior written notice to you; (ii) shall immediately terminate in the event of its assignment; and (iii) may be terminated by you on sixty (60) days’ prior written notice to us.

15.          Suspension of Sales. We reserve the right at all times to suspend or limit the public offering of the Shares upon written notice to you, and to reject any order for the purchase of the Shares in whole or in part.

16.          Miscellaneous. This Agreement shall be subject to the laws of the State of California and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company. As used herein the terms “net asset value,” “offering price,” “investment company,” “open-end investment company,” “assignment,” “principal underwriter,” “interested person,” “parents,” and “majority of the outstanding voting securities,” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

17.          Liability. Nothing herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of your willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

18.          Indemnification. We agree to indemnify and hold you harmless from and against any and all losses; claims, damages or liabilities to which you may become subject under the 1933 Act, the 1940 Act, or any state securities statute, and to reimburse you for any legal or other expenses reasonably incurred by you in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement of the Trust, including any Amendment or supplement thereto (the “Registration Statement”); provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished by you to us for inclusion in the Registration Statement.

You agree to indemnify and hold us harmless from and against any and all losses, claims, damages or liabilities to which we may become subject under the 1933 Act, the 1940 Act, or any state securities statute, and reimburse us for any legal or other expenses reasonably incurred by us in connection with (i) any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any sale of Shares in states where you have been advised that the Shares are not registered and/or qualified (or sales in excess of amounts that have been registered and/or qualified); (ii) sales of Shares that have been made at your own risk as specified in Paragraph 7 hereof; and (iii) any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement which statement or omission was made in reliance upon information furnished by you to us for inclusion in the Registration Statement.

19.          Limitation on Liability. You acknowledge that you have received notice of and accept the limitations on liability set forth in the Trust’s Agreement and Declaration of Trust, as amended from time to time. In accordance therewith, you agree that each Fund’s obligations hereunder shall be limited exclusively to the Fund and the assets of such Fund, and no party shall seek satisfaction of any such obligation from any shareholders or from any other Fund within the Trust, nor from the Trust generally, nor from any Trustee, officer, employee or agent of the Trust.

If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning two such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

Very truly yours,

SHELTON CAPITAL TRUST on behalf of each Fund set forth in Appendix A (as may be amended)

By:
Fredrick C. Copeland Chairman of the Board of Trustees

Accepted: RFS PARTNERS

By:	Richard F. Shelton, Inc., Its General Partner

By:
Stephen C. Rogers, Co-trustee of Richard F. Shelton Trust, Sole Shareholder of Richard F. Shelton, Inc.

APPENDIX “A”

TO THE SHELTON GREATER CHINA FUND

UNDERWRITING AGREEMENT

DATED: June 13, 2011

This Agreement applies to:

1.    The Greater China Fund

EXHIBIT A

RFS Partners
44 Montgomery Street
Suite 2100
San Francisco, CA 94111

MASTER
SELLING GROUP AGREEMENT

Name of Firm

Address of Principal Office

City	State	Zip Code

Gentlemen:

In connection with offerings of investment company (“Fund”) securities (“Shares”) in which RFS Partners acts as underwriter and distributor, or as the representative or one of the representatives of a group of underwriters and distributors (the “Distributors’’), you may be offered the opportunity, as a selected dealer, to participate in the sale of the subject securities. This Agreement shall apply to any such offering of securities in which you are invited to participate, and elect to participate, as a selected dealer, and with respect to which we shall advise you that this Agreement shall apply. We understand that you are a member of the Financial Industry Regulatory Authority, and, on the basis of such understanding, invite you to become a member of the Selling Group to distribute the Shares of the Fund(s) on the following terms:

1.          You and ourselves agree to abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and the Certificate of Incorporation and By-Laws of the Financial Industry Regulatory Authority, and to all other rules and regulations that are now or may become applicable to transactions hereunder.

2.          You will be advised that you are being offered the opportunity to participate in any offering of Shares by a telegram, telex, graphic scanning message or other form of written communication. Such communication, or written communications (collectively “Written Communications”) subsequently sent to you will set forth, or refer to a prospectus setting forth, the issuer, certain terms of the Shares, the selling concession, the re-allowance (if any) to dealers and the time when selected dealers may commence selling the Shares to the public. Your election to participate and agreement to the terms of this Agreement shall be evidenced by (i) the placement of an order for Shares in any such offering or (ii) receipt by us of a written communication indicating your intention to sell Shares in an offering. Orders for Shares of a Fund received from you and accepted by us will be at the public offering price applicable to each order in accordance with such Fund’s then currently effective Prospectus. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. All orders are subject to acceptance by us and we reserve the right in our sole discretion to reject any order in whole or in part.

Ex. A-1

3.          As compensation for selling Shares of a Fund, you shall be entitled to receive from the public offering price the amount of concession, if any, as set forth in the then current effective Prospectus of such Fund, plus, where applicable, the payments set forth on Exhibit A hereto. The current effective Prospectus of each Fund shall at all times reflect the applicable amount of concessions, if any, available to you. There shall be no concession on the purchase of a Fund’s Shares through the reinvestment of any distributions made by such Fund, which shall be at net asset value.

4.          All purchases of Shares of a Fund made under any cumulative purchase privilege as set forth in a Fund’s then current effective Prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in paragraph 3 hereof.

5.          As a member of the Selling Group, you agree to purchase Shares of the Fund(s) only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of Shares from a Fund except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by each such Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any Shares of a Fund for the account of the record holder to us or to such Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

6.          You agree that you will not withhold placing customers’ orders so as to profit yourself as a result of such withholding. We will accept conditional orders only on the basis of a specified definite price.

7.          You agree to sell Shares of the Fund(s) only (a) to your customers at the public offering prices then in effect or (b) to us as agent for the Fund(s) or to each such Fund itself at the redemption price, as described in each Fund’s then current effective Prospectus (unless after reasonable investigation by you, you are able to obtain a better price for the Shares).

8.          Settlement shall be made promptly, but in no case later than ten (10) business days after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or, at our option, to resell the Shares to the applicable Fund, at the then prevailing bid price in which latter case you agree to be responsible for any loss resulting to such Fund or to us from your failure to make payment as aforesaid.

Ex. A-2

9.            If any Shares sold to you under the terms of this Agreement are repurchased by a Fund or by us as agent, or for the account of that Fund or are tendered to that Fund for purchase at liquidating value under the terms of the Agreement and Declaration of Trust or other documents governing such Fund within seven (7) business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of any concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

10.          All sales will be subject to receipt of Shares by us from the Funds. We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of Shares entirely, or to modify or cancel this Agreement, which shall be construed in accordance with the laws of the State of California. All sales shall be subject to the terms and provision set forth in each Fund’s then current effective Prospectus.

11.          No person is authorized to make any representations concerning a Fund or Shares of a Fund except those contained in each Fund’s then currently effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information. In purchasing Shares through us you shall rely solely on the representations contained in each Fund’s then currently effective Prospectus or Statement of Additional Information and supplemental information above-mentioned.

12.          Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by us to members of the Selling Group in reasonable quantities upon request.

13.          In no transaction shall you have any authority whatsoever to act as agent of a Fund, or series thereof, or of us or of any other member of the Selling Group, and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. In all transactions in these Shares between you and us, we are acting as agent for the Fund and not as principal.

14.          All communications to us shall be sent to us at 44 Montgomery Street, Suite 2100, San Francisco, California, 94104. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the Financial Industry Regulatory Authority.

15.          This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

16.          By accepting this Agreement, you represent that you are registered as a broker in such states or other jurisdictions where you transact business, and are a member in good standing of the Financial Industry Regulatory Authority, and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Certificate of Incorporation and By-Laws of the Financial Industry Authority and the Rules of Fair Practice of the National Association of Securities Dealers, Inc, and that you will not offer or sell Shares of a Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

Ex. A-3

If you are offering and selling Shares of a Fund in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the Financial Industry Regulatory Authority, as set forth above, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and to obey all applicable military and naval regulations.

17.          This Agreement and all amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth below or, as applicable, after the date of the notice of amendment sent to you by the undersigned.

Ex. A-4

RFS PARTNERS

By:	Richard F. Shelton, Inc. Its General Partner

By:
Stephen C. Rogers
President

The undersigned accepts your invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions.

Firm Name:

Address:

Date:	By
(Authorized Signature)

The above Agreement should be executed in duplicate and one copy returned to RFS Partners.